Exhibit (a)(2)
                         Declaration of Trust Amendment


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              CERTIFICATE OF TRUST

                                       OF

                   THE RUSHMORE GROWTH AND INCOME SERIES TRUST


The undersigned certifies that:

1. The name of the business trust is RUSHMORE GROWTH AND INCOME SERIES TRUST (the "business Trust").

2. The amendments to the Certificate of Trust of the Business Trust set forth below have been duly authorized by the Board of Trustees of the Business Trust:

       The Preamble is hereby amended to read as follows:

       "This Certificate of Trust of the CAPPIELLO-RUSHMORE TRUST, a business trust registered under the Investment Company Act of 1940 (the "Business Trust"), is filed in accordance with the provisions of the Delaware Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:"

       1.     The name of the trust is:
              CAPPIELLO-RUSHMORE TRUST

       2.     Pursuant to 12 Del. C. Section 3810(b)(1)c, this
              Certificate of Amendment shall become effective upon filing.


       IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 26th day of June 1992.



                          /s/William L. Major
                          William L. Major